EXHIBIT 4-k

                               FACE OF SECURITY

                Senior Dollarized Yield Curve Note (Bond Basis)


REGISTERED                                         REGISTERED
No. DYC(B)                                         [PRINCIPAL AMOUNT]
                                                   CUSIP: (*)

____________
     *Applies only if this Note is a Registered Global Security.


               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

               IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


                          MORGAN STANLEY GROUP INC.

                   SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                     (Dollarized Yield Curve (Bond Basis))

SET RATE:            ORIGINAL ISSUE DATE:                MATURITY DATE:

REFERENCE RATE       INTEREST ACCRUAL DATE:              INTEREST PAYMENT
CURRENCY:                                                DATE(S):


                     INITIAL INTEREST RATE:              INTEREST RESET
                                                         DATES:
INDEX MATURITY:

                     INITIAL INTEREST RESET
                     DATE:                               CALCULATION
REFERENCE                                                AGENT:
RATE
MULTIPLIER:
                     SPECIFIED CURRENCY:

REFERENCE RATE       MAXIMUM INTEREST RATE:
LOCATION:                                                TOTAL AMOUNT OF
                                                         OID:
                     MINIMUM INTEREST RATE:

CONVERSION FACTOR                                        ORIGINAL YIELD TO
REFERENCE PERIOD:    INITIAL REDEMPTION DATE:            MATURITY:

                     INITIAL REDEMPTION                  INITIAL ACCRUAL
                     PERCENTAGE:                         PERIOD OID:

                     ANNUAL REDEMPTION
                     PERCENTAGE REDUCTION:

                     OPTIONAL REPAYMENT
                     DATE(S):

OTHER PROVISIONS:


               Morgan Stanley Group Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to








, or registered assignees, the principal sum of


on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon, from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date, Maturity Date or redemption or repayment date shall be the following day that is a Business Day and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date or redemption or repayment date.

               Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

               Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

DATED:                                 MORGAN STANLEY GROUP INC.



                                       By __________________________
                                       Title:


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes
referred to in the within-
mentioned Senior Indenture.

CHEMICAL BANK, as Trustee



By ______________________________
           Authorized Officer


                         [FORM OF REVERSE OF SECURITY]



               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 (as so supplemented, the "Senior Indenture"), between the Issuer and Chemical Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed Chemical Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               This Note will bear interest at the rate determined in accordance with the following formula:

                     I = SR - (RRM x RR X CF)

where "I" is the interest rate for the Interest Reset Period, "SR" is the Set Rate shown on the face hereof, "RRM" is the Reference Rate Multiplier shown on the face hereof, "RR" is the Reference Rate determined in the manner set forth below and "CF" is the Conversion Factor calculated in the manner set forth below.

               Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate.

               As used herein, "Business Day" means any day, other than a Saturday or Sunday, and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or the City of London or (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, European Currency Units ("ECUs") or Australian dollars, in the capital city of the country of the Specified Currency, (ii) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris or (iii) with respect to Notes denominated in Australian dollars, in Sydney.

               The Interest Determination Date pertaining to an Interest Reset Date shall be the second London Banking Day preceding such Interest Reset Date. As used herein, "London Banking Day" means any day on which dealings in deposits in the Reference Rate Currency are transacted in the London interbank market.

               As used herein, "Interest Reset Period" means initially the period from and including the Original Issue Date specified on the face hereof to but excluding the Initial Interest Reset Date specified on the face hereof and thereafter the period from and including an Interest Reset Date (including the Initial Interest Reset Date) to but excluding the next succeeding Interest Reset Date (or, if applicable, the Maturity Date specified on the face hereof).

               Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

               Determination of Reference Rate. The Reference Rate with respect to this Note shall be determined on each Interest Determination Date as follows:

               (i) As of the Interest Determination Date, the Calculation Agent shall determine the arithmetic mean of the offered rates for deposits in the Reference Rate Currency for the period of the Index Maturity specified on the face hereof which appears at the Reference Rate Location specified on the face hereof at approximately 11:00 A.M., London time, on such Interest Determination Date.

              (ii) If fewer than two offered rates appear at the Reference Rate Location, the Calculation Agent will request the principal
         London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Reference Rate Currency for the period of the Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, the Reference Rate will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the Reference Rate in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks located in the city which is the principal financial center of the country which issues the Reference Rate Currency (the "Reference City") selected by the Calculation
         Agent (after consultation with the Issuer) at approximately 11:00 A.M., Reference City time, on such Interest Determination Date for loans in the Reference Rate Currency to leading European banks, for the period of the Index Maturity and in a principal amount that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Reference Rate for such Interest Reset Period will be the same as the Reference Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

               Calculation of Conversion Factor. The Conversion Factor with respect to this Note shall be calculated by dividing the number of days in the applicable Interest Reset Period by the Conversion Factor Reference Period specified on the face hereof.

               Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

               At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate).

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

               If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used as either the unit of account of the European Community or as the currency of the European Union, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

               The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used as the unit of account of the European Community. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

               All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the holder of this Note.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.


                                 ABBREVIATIONS


               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-as tenants in common
          TEN ENT-as tenants by the entireties
          JT TEN-as joint tenants with right of survivorship and not as tenants in common


UNIF GIFT MIN ACT-........Custodian......................
          (Cust)              (Minor)

Under Uniform Gifts to Minors Act........................
                                         (State)

     Additional abbreviations may also be used though not in the above list.


                               ________________





         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]

_______________________________________!
                                       !
                                       !
______________________________________________________________________________
[PLEASE PRINT OR
TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably

______________________________________________________________________________
constituting and appointing such person attorney to transfer

______________________________________________________________________________
such note on the books of the Issuer, with full power of substitution in the premises.

Dated: ________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


                             OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________________________.



Dated:___________          ___________________________________________________
                           NOTICE:     The signature on this Option to Elect
                                       Repayment must correspond with the name
                                       as written upon the face of the within
                                       instrument in every particular without
                                       alteration or enlargement.